Riviera Holdings Corporation

                           DEFERRED COMPENSATION PLAN

                          (Effective November 1, 2000)

                             CERTIFICATE OF ADOPTION



         RIVIERA HOLDINGS CORPORATION, acting through the Compensation Committee of its Board of Directors, hereby adopts the RIVIERA HOLDINGS CORPORATION DEFERRED COMPENSATION PLAN in the form attached hereto, effective November 1, 2000.


                                            RIVIERA HOLDINGS CORPORATION



                                        By_________________________________
                                        On behalf of the Compensation Committee

ATTEST:


------------------------

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
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                                TABLE OF CONTENTS


                                                                                       PAGE


SECTION 1................................................................................1
         Purpose.........................................................................1
                  1.1      Purpose.......................................................1
                  1.2      Employer......................................................1
                  1.3      Effective Date................................................1
                  1.4      Administration of Plan........................................2
                  1.5      Notices.......................................................2

SECTION 2................................................................................3
         Eligibility and Participation...................................................3
                  2.1      Eligibility...................................................3
                  2.2      Participation.................................................3
                  2.3      Cessation of Participation....................................3

SECTION 3................................................................................4
         Enrollment and Deferral Elections...............................................4
                  3.1      Salary Deferral Elections.....................................4
                  3.2      Bonus Deferral Elections......................................4
                  3.3      Effective Period for Deferral Election........................4
                  3.4      Distribution Elections........................................5
                  3.5      Deferral Account..............................................7
                  3.6      Investment of Deferral Account................................7
                  3.7      Adjustment of Participants' Deferral Account..................8
                  3.8      Statement of Account..........................................9
                  3.9      Additional Limitation on Deferral Elections...................9

SECTION 4...............................................................................10
         Employer Contributions.........................................................10
                  4.1      Amount of Employer Contribution..............................10
                  4.2      Accounting for Employer Contributions........................10
                  4.3      Vesting of Employer Contributions............................10

SECTION 5...............................................................................11
         Distribution of Deferral Accounts..............................................11
                  5.1      Distributions Upon Separation From Service...................11
                  5.2      Form of Distributions........................................11
                  5.3      Designation of Beneficiary...................................11
                  5.4      Withholding of Employment Taxes..............................12

SECTION 6...............................................................................13
         Miscellaneous..................................................................13
                  6.1      No Right to Company Assets...................................13
                  6.2      No Employment Rights.........................................13
                  6.3      Facility of Payment..........................................13
                  6.4      Nonassignability.............................................14
                  6.5      Effect on Other Benefits.....................................14
                  6.6      Independence of Plan.........................................14
                  6.7      Responsibility For Legal Effect..............................14
                  6.8      Action by the Company........................................15
                  6.9      Successors, Acquisitions, Mergers, Consolidations............15
                  6.10     Gender and Number............................................15
                  6.11     Governing Law................................................15
                  6.12     Claims Procedure.............................................15

SECTION 7...............................................................................16
         The Compensation Committee.....................................................16
                  7.1      Compensation Committee's General Powers, Rights, and Duties..16
                  7.2      Interested Compensation Committee Member.....................17
                  7.3      Compensation Committee Expenses..............................17
                  7.4      Information Required by Compensation Committee...............17
                  7.5      Uniform Rules................................................17
                  7.6      Review of Benefit Determinations.............................17
                  7.7      Compensation Committee's Decision Final, Mistakes............18
                  7.8      Indemnification..............................................18

SECTION 8...............................................................................19
         Amendment and Termination......................................................19

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

                          Riviera Holdings Corporation

                           DEFERRED COMPENSATION PLAN

                            (Effective July 1, 2000)



                                    SECTION 1

                                     Purpose


1.1      Purpose

                  RIVIERA HOLDINGS CORPORATION DEFERRED COMPENSATION PLAN (the
"Plan") has been established by RIVIERA HOLDINGS CORPORATION (the "Company") to enable designated employees of the Company and RIVIERA OPERATING CORPORATION
("ROC") to defer a portion of their salaries and bonuses, and also to provide those employees with an opportunity to receive monetary payments based on the increase in value of the Common Stock of the Company ("Company Stock") or other investment funds. By allowing key management employees to participate in the Plan, the Company expects the Plan to benefit it in attracting and retaining the most capable individuals to fill its executive positions. The Plan is intended to be unfunded for tax purposes and for purposes of Title I of the Employee
Retirement Income Security Act of 1974, as amended from time to time; however, the Company reserves the right to fund the Plan at any time.


1.2      Employer

                  The Plan as set forth below shall apply to eligible employees of the Company, ROC, and any other subsidiary or affiliate of the Company which adopts the Plan with the consent of the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Company and each subsidiary or affiliate that adopts the Plan with the Compensation Committee's consent will be referred to as an "Employer" and may be referred to collectively as the "Employers."


1.3      Effective Date

                  The "Effective Date" of the Plan as set forth below is November 1, 2000. The Plan will be administered on the basis of a 12-month period beginning on each January 1 (the "Plan Year").


1.4      Administration of Plan

                  The Plan will be administered by the Compensation Committee, as provided in Section 7.


1.5      Notices

                  Any notice or document relating to the Plan which is to be filed with the Company may be delivered, or mailed by registered or certified mail, postage prepaid, to the Compensation Committee in care of the Company at the Company's headquarters.





                                    SECTION 2

                          Eligibility and Participation


2.1      Eligibility

                  Before the beginning of each Plan Year, the Compensation Committee will designate the employees eligible to participate in the Plan during such Plan Year. In general, employees eligible for the Plan will be limited to a select group of management or highly compensated employees, which means all employees whose Compensation was $100,000 or more in the year prior to the year in which the Participant makes a salary deferral election pursuant to subsection 3.1. An employee's eligibility to make a deferral to the Plan in any given Plan Year does not guarantee that employee the right to make a deferral in any subsequent Plan Year.


2.2      Participation

                  An employee designated as eligible to participate in the Plan for any Plan Year may make a deferral election on a timely basis as described in
Section 3, and if the employee makes such a deferral election he shall be referred to as a "Participant" until he has received a distribution of his entire Deferral Account (as defined in subsection 3.7).


2.3      Cessation of Participation

                  A Participant in the Plan who separates from service with the Company and all its subsidiaries and affiliates for any reason will cease to be eligible to defer compensation under this plan, and will become entitled to distributions as described in Section 5.

                                    SECTION 3

                        Enrollment and Deferral Elections


3.1      Salary Deferral Elections

                  Except as provided in Section 3.9, an employee designated as a Participant for a Plan Year may elect to defer not less than 1% nor more than 100% (in whole 1% increments) of his Compensation (as defined below) for that year. A Participant's "Compensation" means the total cash compensation paid to a Participant for services rendered to the Company as an employee (as reported on Form W-2). For all Plan Years, a Participant must make his salary deferral election in advance by signing a salary deferral agreement and filing it with the Compensation Committee no later than the December 1 which precedes the Plan Year to which the election relates. For any Plan Year, the amount deferred by a Participant under this subsection, together with amounts deferred under subsection 3.2, shall not be more than the maximum deferral amount (or percentage of compensation) communicated to the employee by the Compensation Committee for that Plan Year.


3.2      Bonus Deferral Elections

                  An employee designated as a Participant for a Plan Year may elect to defer not less than 1% nor more than 100 percent (in whole 1% increments) of any bonus received or any amount paid to him under a stay bonus agreement in that Plan Year (collectively, a "bonus"). For all Plan Years, a Participant must make his bonus deferral election in advance by signing a deferral agreement and filing it with the Compensation Committee no later than the December 1 which precedes the Plan Year to which the election relates. Bonus deferral elections, together with salary and Incentive Payment deferral elections, are subject to the annual minimum and maximum deferral limits described in subsection 3.1.


3.3      Effective Period for Deferral Election

     (a) A Participant's salary or bonus deferral elections shall remain in effect only for the Plan Year specified in the deferral agreement. An eligible employee must file a separate salary or bonus deferral election on or before December 1 in order to make deferrals for the following Plan Year. An employee's eligibility to make a salary or bonus deferral to the Plan in any given Plan Year does not guarantee that employee the right to make a deferral in any subsequent Plan Year. Subject to subparagraph (c) below, a Participant's salary or bonus deferral election filed with the Compensation Committee is irrevocable on and after the deadline for filing the election.

     (b) In the event of an unforeseeable emergency, a Participant may request in writing that salary or bonus deferral elections elected by him hereunder cease for the then current Plan Year. Such emergency must inflict hardship upon the Participant and must arise from causes beyond the Participant's control. The Compensation Committee shall, in its reasonable judgment, determine whether such an emergency exists. If the Compensation Committee determines that such an emergency exists, the Participant's deferrals for such Plan Year shall cease, and the Participant shall not be eligible to resume deferrals hereunder (if otherwise eligible) until the second Plan Year following the Plan Year in which such cessation occurred.

3.4      Distribution Elections

                  Participants are permitted to make distribution elections with regard to their Deferral Accounts (as described in subsection 3.5), as follows:

     (a) Scheduled Salary and Bonus Distributions. Each deferral election made by a Participant under subsections 3.1 and 3.2 shall include an election of the date on which the amount of such deferral (together with any investment gains thereon) will be distributed. Such date shall be referred to as the "Distribution Date" and shall not be later than the third year after the Plan Year to which the deferral election relates. The Distribution Date, once elected by the Participant, shall be irrevocable, subject only to: (i) subsection 5.1, which provides for distribution provisions upon separation from service in certain cases; (ii) a subsequent election by the Participant to postpone the Distribution Date, such election to be made no later the January 1 preceding the Plan Year in which the Distribution Date was to occur. If a Participant makes a second such subsequent election, it will be of no effect unless approved by the Compensation Committee. No more than two subsequent elections are permitted under the Plan.

     (b) Unscheduled In-Service Withdrawal Election Subject to Penalty. At any time during his employment with the Employers, a Participant may, by writing filed with the Compensation Committee, elect to withdraw a portion of the balance in his Deferral Account, subject to the following penalties:

                           (i) ten percent (10%) of the amount of the Participant's withdrawal request will be permanently forfeited, and the remaining balance will be payable to the Participant; and

                           (ii) no deferrals or other contributions of any kind will be withheld from compensation and credited to the Participant under the Plan prior to the beginning of the second Plan Year following the Plan Year of withdrawal.

     (c) Hardship  Withdrawal.  If a  Participant  incurs a hardship of the type described below, he may request a withdrawal of a portion of his Deferral Account, provided that the withdrawal is necessary in light of immediate and heavy financial needs of the Participant. Such a withdrawal shall not exceed the amount required to meet the immediate financial need and not reasonably available from other resources of the Participant (including all other distributions and non-taxable loans currently available under any qualified retirement plan of an Employer). Each such withdrawal election shall be made at such time and in such manner as the Compensation Committee shall determine, and shall be effective in accordance with such rules as the Compensation Committee shall establish and publish from time to time. Immediate and heavy financial needs are limited to amounts necessary for:

                           (i) Unreimbursed medical or accident expenses incurred by the Participant, his spouse, or his dependents.

                           (ii) Casualty loss pertaining to a principal residence of the Participant, or other property lost by the Participant.

                           (iii) Preventing foreclosure on or eviction from the Participant's principal residence.

     If a Participant makes a withdrawal under this subparagraph, he must discontinue all deferral elections under the Plan from the date of withdrawal through the remainder of that Plan Year.

3.5      Deferral Account

                  The Compensation Committee shall maintain in the name of each Participant a bookkeeping account known as the Participant's "Deferral Account" for deferrals made in accordance with subsections 3.1 and 3.2. A Participant's Deferral Account shall include a subaccount for each deferral made under the Plan and any employer contributions made to the Participant under the Plan. Each such subaccount shall reflect: (a) the amount deferred or contributed during that Plan Year, (b) any amounts distributed during that Plan Year, and (c) the total investment gains on the Deferral Account described in subsection 3.6. Deferred amounts shall be credited to subaccounts as soon as practicable following the date bonuses and salary would otherwise have been paid to the Participant but for his deferral election.


3.6      Investment of Deferral Account

                  A Participant shall direct the investment of his Deferral Account. A Participant shall have the right to elect to have his Deferral Account deemed to be invested, in percentages elected by the Participant, in hypothetical funds, the value of which shall track either the stock of the Company and or the investment funds available under the Riviera Hotel & Casino Employee 401(k) Savings Plan (the "Measurement Funds"). Participants may change their investment elections quarterly on such date and in such manner as determined by the Compensation Committee in its sole discretion. A Participant's Deferral Account shall be credited or debited each payroll period (or, with respect to that portion of a Participant's Deferral Account attributable to bonus deferral elections, each time a bonus is deferred into the Plan) based on the performance of each Measurement Fund selected by the Participant, as though
(i) Participant's Deferral Account balance as of the first day of a payroll period were invested in the Measurement Fund(s) selected by Participant, in the percentages applicable to such payroll period, as of the close of business on the first business day of such payroll period, at the closing price on such date; and (ii) any distributions made to Participant that decrease Participant's Deferral Account balance ceased being invested in the Measurement Fund(s) and in the percentages applicable to such payroll period, no earlier than the last day of the payroll period preceding the date of distribution, at the closing price on such date. Thereafter, the Measurement Funds that the Participant elects will be revalued each payroll period, based on the price of the stock of the Company on that date, the value of the investment funds of the Riviera Hotel & Casino Employee 401(k) Savings Plan on that date, and the percentages in which the Participant is invested in each of the Measurement Funds.

                  Notwithstanding any other provision of this Agreement that may be interpreted to the contrary, the Measurement Fund(s) are to be used for measurement purposes only, and the allocation of Participant's Deferral Account to such Measurement Fund(s), the calculation of additional amounts and the crediting or debiting of such additional amounts to Participant's Deferral Account shall not be considered or construed in any manner as an actual investment of Participant's Deferral Account in any such Measurement Fund(s).

                  Notwithstanding any provision of this subsection to the contrary, to the extent a Participant's Account is not entirely distributed within three years from the date the Participant separates from service with the Company for any reason, the Participant's entire vested Deferral Account shall thereafter be deemed to be invested in a money market fund designated by the Compensation Committee until such Deferral Account is fully distributed to the Participant.


3.7      Adjustment of Participants' Deferral Account

                  As of the last day of each payroll period (each such date, and any other accounting date as determined by the Compensation Committee in its sole discretion, is referred to below as an "Accounting Date"), the Compensation Committee shall:

                  (a) First, charge to the proper Deferral Accounts all payments or distributions made since the last preceding Accounting Date.

                  (b) Next, credit each Participant's Deferral Account with amounts deferred on behalf of the Participant made since the last preceding Accounting Date; and

                  (c) Next, credit each Participant's Deferral Account with any Employer Contributions (as defined in subsection 4.1) made on behalf of the Participant since the last preceding Accounting Date.


3.8      Statement of Account

                  As soon as practicable after the end of each calendar quarter, the Compensation Committee shall furnish each Participant with a statement of the value of the Participant's Account.


3.9      Additional Limitation on Deferral Elections

                  Notwithstanding anything in this Section to the contrary, the Compensation Committee may limit a Participant's deferral election if, as a result of any election, a Participant's compensation from the Employers would be insufficient to cover taxes and withholding applicable to the Participant.

                                    SECTION 4

                             Employer Contributions


4.1      Amount of Employer Contribution

                  For each Plan Year, the Employers may cause the Compensation Committee to credit a Participant's Deferral Account with an amount (the "Employer Contribution") determined by the Employer in its discretion. Such contribution shall be allocated based upon such factors as the Employer determines in its discretion.


4.2      Accounting for Employer Contributions

                  Employer Contributions on behalf of a Participant will be recorded in a separate subaccount maintained in the Participant's Deferral Account as of the same date (the "Crediting Date") that the underlying deferral is credited to the Participant's Deferral Account. Such subaccount will be deemed to be invested in Company Stock and will be adjusted from time to time in the same manner as described in subsection 3.7.


4.3      Vesting of Employer Contributions

 At all times, a Participant shall be fully vested in his Employer Contribution.

                                    SECTION 5

                        Distribution of Deferral Accounts


5.1      Distributions Upon Separation From Service

                  If a Participant separates from service with the Employers, the vested balance in the Participant's Deferral Account shall be distributed to him on the Distribution Dates previously elected by the Participant under subparagraph 3.4(a); provided, however, that:


                  (a) if on any Distribution Date, the accounting steps described in subsection 3.7 have not been completed, such distribution will be delayed until the accounting steps described in subsection 3.7 have been completed.


                  (b) the Compensation Committee, in its discretion, may decide to pay the Participant the remaining balance in his Deferral Account in a lump sum prior to the Distribution Dates previously elected by the Participant.



5.2      Form of Distributions

                  Amounts deferred under this Plan for each Plan Year (and investment gains and losses thereon) shall be distributed to the Participant in cash with respect to the portion that the Participant directed to be tied to the value of the investment funds of the Riviera Hotel & Casino Employee 401(k) Savings Plan or, at the Participant's election, either in cash or in stock with respect to the portion that the Participant directed to be tied to the value of the stock of the Company. At the time of his deferral election, the Participant shall elect whether the deferred amounts shall be distributed in a lump sum or installments over a period not to exceed 3 years. Distribution shall be made to the Participant or, in the event of his death, to his beneficiary.


5.3      Designation of Beneficiary

                  A Participant may designate a beneficiary under this Plan by filing a written notice with the Compensation Committee in such form as the Compensation Committee requires. A Participant may from time to time change his designated beneficiary without the consent of such beneficiary by filing a new designation in writing with the Compensation Committee. If no designation under this Plan is in effect at the death of the Participant, the beneficiary shall be the beneficiary designated under the Riviera Hotel & Casino Employee 401(k) Savings Plan, and if no designation was ever filed under that plan, the beneficiary shall be the spouse of the Participant at the time of his death or, if no spouse is living at the death of the Participant, the representative of the Participant's estate.


5.4      Withholding of Employment Taxes

                  To the extent required by law in effect at the time distribution is made from the Plan, the Employers shall withhold any taxes required to be withheld by Federal, state, or local governments.

                                    SECTION 6

                                  Miscellaneous


6.1      No Right to Company Assets

                  No Participant or other person shall acquire by reason of the Plan any right in or title to any assets, funds, or property of the Employers whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Employers, unless the Employers decide to fund the Plan. A Participant shall have only a contractual right to the amounts, if any, payable hereunder to that Participant. The Employers' obligations under this Plan are not secured or funded in any manner, even though the Employers may elect to establish a grantor trust to assist in the payment of benefits. If the Employers do not elect to establish a grantor trust to assist in the payment of benefits, the Company will provide notice to Participants of such decision.


6.2      No Employment Rights

                  Nothing herein shall constitute a contract of continuing service or in any manner obligate the Company or any of its subsidiaries to continue the employment of any Participant, or obligate any Participant to continue in the employment of the Company or any of its subsidiaries, and nothing herein shall be considered as fixing or regulating the compensation payable to a Participant.


6.3      Facility of Payment

                  When a person entitled to benefits under the Plan is under legal disability, or, in Compensation Committee's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Compensation Committee may direct payment of benefits to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the Compensation Committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.


6.4      Nonassignability

                  No Participant or other person shall have any right to commute, sell, assign, pledge, anticipate, mortgage, or otherwise encumber, transfer, or convey in advance of actual receipt the amounts, if any, payable hereunder. No amounts payable hereunder shall, prior to actual payment, be subject to claims of creditors, seizure, or sequestration for the payment of any debts, judgments, alimony, domestic relations order, or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency. Notwithstanding the foregoing, if an estate or trust is a beneficiary entitled to distributions from the Plan upon the death of the Participant, the representatives of the estate or the trustees of the trust may assign the right to receive such payments to the persons, estates, or trusts beneficially entitled thereto, and the Compensation Committee may rely conclusively and without any liability on the certification.


6.5      Effect on Other Benefits

                  Except as provided below in this subsection, the Participant's compensation for purposes of calculating his awards and benefits under any employee benefit plan or program maintained by the Company shall not be reduced on account of deferrals under this Plan. However, amounts deferred under this Plan shall not be included when calculating a Participant's benefits or contributions under any retirement plan sponsored by the Company which is qualified under Section 401(a) of the Internal Revenue Code. Any distributions made from this Plan shall be excluded from a Participant's compensation in years distributed for purposes of calculating the Participant's awards and benefits under any employee benefit plan or program (other than this Plan) maintained by the Company.


6.6      Independence of Plan

                  Except as otherwise expressly provided herein, the Plan shall be independent of, and in addition to, any employment agreement or other plan or rights that may exist from time to time between an Employer and a Participant in the Plan.


6.7      Responsibility For Legal Effect

                  No representations or warranties, express or implied, are made by the Employers or the Compensation Committee and neither the Employers nor the Compensation Committee assumes any responsibility concerning the legal, tax, or other implications or effects of the Plan.


6.8      Action by the Company

                  Any action required or permitted to be taken under the Plan by the Company shall be by one or more officers designated by the Board of Directors of the Company.


6.9      Successors, Acquisitions, Mergers, Consolidations

                  The terms and conditions of the Plan shall inure to the benefit of and bind the Employers, the Participants, their successors, assigns, and personal representatives.


6.10     Gender and Number

                  Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.


6.11     Governing Law

                  This Plan shall be construed and administered according to the laws of the State of Nevada.


6.12     Claims Procedure

                  The Compensation Committee will provide notice in writing to any Participant or beneficiary whose claim for benefits under the Plan is denied, and the Compensation Committee shall also afford such Participant or beneficiary a full and fair review of its decision if so requested. The Compensation Committee has discretionary authority and responsibility to construe and interpret the provisions of the Plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies, or omissions. Each such determination by the Compensation Committee shall be binding on all parties. Any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Compensation Committee made in good faith shall be binding on all persons.

                                    SECTION 7

                           The Compensation Committee


7.1      Compensation Committee's General Powers, Rights, and Duties

                  Except as otherwise specifically provided and in addition to the powers, rights, and duties specifically given to the Compensation Committee elsewhere in the Plan, the Compensation Committee shall have the following discretionary powers, rights, and duties:

                  (a) To construe and interpret the provisions of the Plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies, or omissions, and such determinations shall be binding on all parties.

                  (b) To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

                  (c) To enforce the Plan in accordance with the terms of the Plan and the rules and regulations adopted by the Compensation Committee as above.

                  (d) To direct any trustee as respects payments or distributions in accordance with the provisions of the Plan.

                  (e) To furnish the Employers with such information as may be required by them for tax or other purposes in connection with the Plan.

                  (f) To employ agents, attorneys, accountants, or other persons (who also may be employed by the Employers) and to allocate or delegate to them such powers, rights, and duties as the Compensation Committee may consider necessary or advisable to properly carry out administration of the Plan, provided that such allocation or delectation and the acceptance thereof by such agents, attorneys, accountants, or other persons, shall be in writing.


7.2      Interested Compensation Committee Member

                  If a member of the Compensation Committee is also a Participant in the Plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determination could be made by him under the Plan if he were not serving on the Compensation Committee.


7.3      Compensation Committee Expenses

                  All costs, charges, and expenses reasonably incurred by the Compensation Committee will be paid by the Employers in such proportions as the Company may direct. No compensation will be paid to a Compensation Committee member as such.


7.4      Information Required by Compensation Committee

                  Each person entitled to benefits under the Plan shall furnish the Compensation Committee with such documents, evidence, data, or information as the Compensation Committee considers necessary or desirable for the purpose of administering the Plan. The Employers shall furnish the Compensation Committee with such data and information as the Compensation Committee may deem necessary or desirable in order to administer the Plan. The records of the Employers as to a Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, and earnings will be conclusive on all persons unless determined to the Compensation Committee's satisfaction to be incorrect.


7.5      Uniform Rules

                  The Compensation Committee shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.


7.6      Review of Benefit Determinations

                  As provided in subsection 6.12, The Compensation Committee will provide notice in writing to any Participant or beneficiary whose claim for benefits under the Plan is denied and the Compensation Committee shall afford such Participant or beneficiary a full and fair review of its decision if so requested.


7.7      Compensation Committee's Decision Final, Mistakes

                  Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Compensation Committee made by the Compensation Committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Compensation Committee shall make such adjustment on account thereof as it considers equitable and practicable.


7.8      Indemnification

                  To the extent permitted by applicable state law, the Employers shall indemnify and save harmless the Compensation Committee and each member thereof, and any delegate of the Compensation Committee who is an employee of an Employer against any and all expenses, liabilities, and claims including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct or gross negligence. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by an Employer or provided by an Employer under any bylaw, agreement, or otherwise, as such indemnities are permitted under state law.

                                    SECTION 8

                            Amendment and Termination

                  The Company reserves the right, in its sole discretion, to amend, discontinue, or completely terminate the Plan at any time. If the Plan is discontinued with respect to future deferrals, Participants' Deferral Account balances shall be distributed on the Distribution Dates elected in accordance with subsection 3.4, unless the Compensation Committee designates an earlier Distribution Date. As of the date designated by the Compensation Committee following the date of complete termination of the Plan, each Participant shall receive a distribution of his entire Deferral Account balance as if his elected Distribution Dates had occurred. The Plan may be amended or terminated by a written instrument executed by the Company, provided that an amendment or termination of the Plan may not reduce the balance in a Participant's Deferral Account as of the date the amendment is adopted.



CHI99 3449523-2.057029.0012

                                           UNANIMOUS CONSENT OF DIRECTORS
                                                         OF
                                            RIVIERA HOLDINGS CORPORATION


         The undersigned, who constitute all of the directors of RIVIERA HOLDINGS CORPORATION (the "Company"), in lieu of a meeting, hereby consent to the adoption of the following resolution:

         WHEREAS, the Company established the Rivera Holdings Corporation Deferred Compensation Plan, Effective as of November 1, 2000 (the "Deferred Compensation Plan"), to provide for a deferred compensation benefit for certain designated employees of the Company and Riviera Operating Corporation; and

         WHEREAS, the Deferred Compensation Plan permits the participants to direct the investment of their Deferral Account in one or more hypothetical investment funds that track either the stock of the Company or the investment funds available under the Riviera Hotel & Casino Employee 401(k) Savings Plan; and

         WHEREAS, the Company intended that distributions from a participant's Deferral Account that was directed to be invested in Company stock would be distributed in-kind in shares of Company stock.

         WHEREAS, the Company proposes to amend the Deferred Compensation Plan, effective as of December 15, 2001, in a manner that conforms the Plan to the Company's original intent.

         NOW, THEREFORE, it is hereby:

         RESOLVED, that pursuant to the Company's authority under Section 8 of the Deferred Compensation Plan, the first sentence of Section 5.2 of the Deferred Compensation Plan be, and it hereby is, amended to provide as follows:

                  "Amounts deferred under this Plan for each Plan Year (and investment gains and losses thereon) shall be distributed to the Participant in cash with respect to the portion that the Participant directed to be tied to the value of the investment funds of the Riviera Hotel & Casino Employee 401(k) Savings Plan and, in-kind in shares of Company stock with respect to the portion that the Participant directed to be invested in and delivered in-kind in the stock of the Company. Once a participant chooses to invest in Company Stock, such election may not be changed."


         FURTHER RESOLVED, that the President of the Company, or an officer designated by the President, shall notify the participants in writing of this amendment of the Deferred Compensation Plan and shall obtain their written acknowledgment of such amendment.

         FURTHER RESOLVED, that the President of the Company, or an officer designated by the President, shall notify the Trustee of the grantor trust and was established in connection with the Deferred Compensation Plan of this amendment.

         FURTHER RESOLVED, that the officers of the Company are hereby authorized to take such action as is necessary to carry out the intent of these resolutions, effective as of December 15, 2001.


DATED:_____________, 2001                   _____________________________
                                            WILLIAM L. WESTERMAN, Director


DATED:_____________, 2001                   _____________________________
                                            ROBERT R. BARENGO, Director


DATED:_____________, 2001                   _____________________________
                                            JAMES N. LAND, JR., Director


DATED:_____________, 2001                   _____________________________
                                            JEFFREY A. SILVER, Director


DATED:_____________, 2001                   _____________________________
                                            PAUL A. HARVEY, Director